Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated August 28, 2007, accompanying the consolidated financial statements included in this Annual Report on Form 10-K of Accuray Incorporated for the year ended June 30, 2007. We hereby consent to the incorporation by reference of said report in the Registration Statements of Accuray Incorporated on Form S-8 (File No. 333-141194, No. 333-141195, and No. 333-141197).

/s/ GRANT THORNTON LLP
San Francisco, California
August 28, 2007